UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 30, 2008 (May 29, 2008)

American Defense Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53092	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

American Defense Systems, Inc. (the “Company”) previously entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated March 7, 2008, with the buyers named therein, pursuant to which such buyers acquired shares of the Company’s Series A Convertible Preferred Stock and related warrants.  The Purchase Agreement has been filed as an Exhibit to Amendment No. 1 to the Company’s registration statement on Form 10, filed with the SEC on March 21, 2008.

By letter agreements dated May 29, 2008, the Company and the buyers have agreed that the obligations in the Purchase Agreement for the parties to consummate the Additional Closing (as defined in the Purchase Agreement) to purchase an additional 100,000 shares of the Company’s common stock shall be terminated.   The letter agreements are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01                     Financial Statements and Exhibits.

(c)                                                          Exhibits

10.1                                                   Letter Agreement, dated May 29, 2008, between the Company and West Coast Opportunity Fund, LLC

10.2                                                   Letter Agreement, dated May 29, 2008, between the Company and Centaur Value Fund, LP and United Centaur Master Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2008

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer